                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                  CARDIOTHORACIC SYSTEMS INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
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     (4) Date Filed:
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
                          CARDIOTHORACIC SYSTEMS, INC.

                                ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 4, 1999

                            ------------------------

TO THE STOCKHOLDERS:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of CARDIOTHORACIC SYSTEMS, INC., a Delaware corporation (the "Company") will be held on Tuesday, May 4, 1999, at 2:00 p.m., local time, at the Company's principal executive offices, 10600 N. Tantau Ave., Cupertino, California 95014 for the following purposes (as more fully described in the Proxy Statement accompanying this Notice):

    1. To elect one Class II director of the Company to serve for a term of three years expiring upon the 2002 Annual Meeting of Stockholders or until his successor is elected.

    2. To approve an amendment of the Company's Incentive Stock Plan to increase the number of shares of Common Stock available for issuance thereunder by 500,000 shares.

    3. To ratify the appointment of PricewaterhouseCoopers LLP as the independent auditors of the Company for the fiscal year ending December 31, 1999.

    4. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on March 25, 1999 are entitled to notice of and to vote at the Annual Meeting. All stockholders are cordially invited to attend the meeting. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. If you attend the meeting, you may vote in person, even if you return a proxy.

                                          FOR THE BOARD OF DIRECTORS

                                          Richard M. Ferrari
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

Cupertino, California
April 1, 1999

                                    IMPORTANT
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON, EVEN IF YOU RETURN A PROXY.

                          CARDIOTHORACIC SYSTEMS, INC.

                                ----------------

                              PROXY STATEMENT FOR
                      1999 ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 4, 1999

                            ------------------------

INFORMATION CONCERNING VOTING AND PROXY SOLICITATION

GENERAL

    The enclosed proxy is solicited on behalf of the Board of Directors of CardioThoracic Systems, Inc. ("CardioThoracic Systems" or the "Company") for use at the Annual Meeting of Stockholders to be held on Tuesday, May 4, 1999 at 2:00 p.m., local time, or at any adjournment thereof. The Annual Meeting will be held at the Company's principal executive offices, 10600 N. Tantau Ave., Cupertino, California 95014. The telephone number at the meeting location is (408) 342-1700.

    These proxy solicitation materials and the Annual Report to Stockholders for the fiscal year ended January 1, 1999 (the "Last Fiscal Year"), including financial statements, were first mailed on or about April 1, 1999, to all stockholders entitled to vote at the Annual Meeting.

RECORD DATE AND VOTING SECURITIES

    Stockholders of record at the close of business on March 25, 1999 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. At the Record Date, 14,321,933 shares of the Company's Common Stock, $.001 par value per share (the "Common Stock"), were issued and outstanding and held of record by approximately 284 stockholders.

REVOCABILITY OF PROXIES

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person. Attending the Annual Meeting in and of itself may not constitute a revocation of a proxy.

VOTING AND SOLICITATION

    Each stockholder is entitled to one vote for each share held as of the Record Date. Stockholders will not be entitled to cumulate their votes in the election of directors.

    The cost of soliciting proxies will be borne by the Company. The Company expects to reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses incurred in forwarding solicitation material to such beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, in person or by telephone or facsimile. The Company may retain a proxy solicitation firm to aid in soliciting proxies from its stockholders. The fees of such firm are estimated not to exceed $5,000, plus reimbursement of expenses.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

    Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector") with the assistance of the Company's Transfer Agent. The Inspector will also determine whether or not a quorum is present. Except in certain specific circumstances, the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present is required under Delaware law for approval of proposals presented to stockholders. In general, Delaware law also provides that a quorum consists of a majority of shares which are entitled to vote and which are present or represented by proxy at the meeting.

    The Inspector will treat shares that are voted "WITHHELD" or "ABSTAIN" as being present and entitled to vote for purposes of determining the presence of a quorum but will not be treated as votes in favor of or opposed to approving any matter submitted to the stockholders for a vote. Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted for the election of the Class II director, for approval of the amendment of the Incentive Stock Plan, for the confirmation of the appointment of the designated independent auditors and, as the proxy holders deem advisable, on other matters that may come before the meeting, as the case may be, with respect to the items not marked.

    If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("Broker Non-Votes"), those shares will not be considered as present with respect to that matter. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS TO BE PRESENTED AT 2000 ANNUAL
  MEETING

    Proposals that are intended to be presented by stockholders of the Company at the 2000 Annual Meeting of Stockholders must be received by the Company no later than December 10, 1999 in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's executive officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than ten percent stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, with respect to fiscal year 1998, all filing requirements applicable to its officers, directors and ten percent stockholders were complied with.

SHARE OWNERSHIP OF DIRECTORS, OFFICERS AND CERTAIN BENEFICIAL OWNERS

    The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Common Stock of the Company as of March 15, 1999, by: (i) each person who is known to the Company to beneficially own more than five percent of the outstanding shares of its Common Stock, (ii) each director and nominee for election, (iii) each officer named in the Summary Compensation Table below, and (iv) all directors, nominees for election and executive officers as a group. Unless otherwise indicated, officers and directors can be reached at the Company's principal executive offices. A total of 14,321,933 shares of the Company's Common Stock were issued and outstanding as of March 15, 1999.

                                                                                      SHARES
                                                                                   BENEFICIALLY        APPROXIMATE
                    NAME AND ADDRESS OF BENEFICIAL OWNER(1)                           OWNED        PERCENT OF TOTAL(2)
--------------------------------------------------------------------------------  --------------   -------------------
Entities Affiliated with New Enterprise Associates VI, Limited Partnership(3)...       963,500             6.7%
  1119 St. Paul Street
  Baltimore, MD 21202

Entities Affiliated with The Vertical Fund Associates, L.P.(4)..................       945,000             6.6
  18 Bank Street
  Summit, NJ 07901

Morgenthaler Venture Partners IV(5).............................................       840,000             5.9
  629 Euclid Avenue
  Suite 700
  Cleveland, OH 44114

Thomas C. McConnell(6)..........................................................       969,500             6.8

Richard M. Ferrari(7)...........................................................       966,541             6.7

Jack W. Lasersohn(8)............................................................       966,000             6.7

Charles S. Taylor(9)............................................................       954,818             6.7

Robert C. Bellas, Jr. (10)......................................................       846,000             5.9

Steven M. Van Dick(11)..........................................................       188,061             1.3

Thomas J. Fogarty, M.D.(12).....................................................       152,462             1.1

Michael J. Billig(13)...........................................................       139,236          *

Jeffrey G. Gold(14).............................................................       118,566          *

Philip M. Young(15).............................................................        13,857          *

All directors, nominees and executive officers as a group (12 persons) (16).....     5,406,240            36.6

------------------------

   * Less than 1%

 (1) Except as otherwise indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock.

 (2) Applicable percentage ownership is based on 14,321,933 shares of Common Stock outstanding as of March 15, 1999, together with applicable options for such stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, based on factors including voting and investment power with respect to shares. Shares of Common Stock subject to options currently exercisable, or exercisable within 60 days after March 15, 1999, are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person.

 (3) Consists of 873,500 shares held of record by New Enterprise Associates VI, Limited Partnership ("NEA VI") and 90,000 shares held of record by New Enterprise Associates VII, Limited Partnership ("NEA VII"), a limited partnership affiliated with NEA VI. By virtue of their relationship as affiliated limited partnerships, whose general partners have overlapping individual general partners, NEA VI and NEA VII may be deemed to share the power to direct the disposition and vote of the total 963,500 shares.

 (4) Consists of 809,500 shares held of record by the Vertical Fund Associates, L.P. ("VFA") with respect to which VFA has sole voting and dispositive power, and 135,500 shares held of record by Vertical Life Sciences, L.P. ("VLS") with respect to which VLS has sole voting and dispositive power.

 (5) All 840,000 shares are held of record by Morgenthaler Venture Partners IV ("MVP IV"); however, power to direct the disposition and vote of the shares is shared by MVP IV, Morgenthaler Management Partners IV, its general partner ("MMP IV"), and the general partners of MMP IV. Beneficial ownership of the shares is disclaimed except in the case of MVP IV for the 840,000 shares which it holds of record.

 (6) Consists of 873,500 shares held by NEA VI, 90,000 shares held of record by NEA VII, and 6,000 shares issuable upon exercise of options exercisable within 60 days after March 15, 1999. Thomas C. McConnell is a director of the Company and a general partner of NEA Partners VI, Limited Partnership, (the sole general partner of New Enterprise Associates VI, Limited Partnership) and NEA Partners VII, Limited Partnership, (the sole general partner of New Enterprise Associates VI, Limited Partnership). Mr. McConnell disclaims beneficial ownership of the shares held by New Enterprise Associates VI, Limited Partnership and New Enterprise Associates VII, Limited Partnership except to the extent of his proportionate partnership interests in the general partners thereof.

 (7) Includes 25,000 shares issuable upon exercise of options exercisable within 60 days after March 15, 1999. An aggregate of 1,500 of the shares are held in custodial accounts for Mr. Ferrari's children.

 (8) Consists of 819,500 shares held by VFA, 140,500 shares held by VLS and 6,000 shares issuable upon exercise of options exercisable within 60 days after March 15, 1999. Jack W. Lasersohn is a director of the Company, a general partner of the Vertical Group, L.P. which is in turn the general partner of VFA and of VLS. Mr. Lasersohn disclaims beneficial ownership of the shares held by VFA and VLS except to the extent of his pecuniary interests therein.

 (9) Includes 6,666 shares issuable upon exercise of options exercisable within 60 days after March 15, 1999.

 (10) Consists of 840,000 shares held by MVP IV and 6,000 shares issuable upon exercise of options exercisable within 60 days after March 15, 1999. Mr Bellas, a director of the Company, is a general partner of MMP IV, the general partner of MVP IV. Mr. Bellas shares voting or investment control over the shares held by MVP IV. Mr. Bellas disclaims beneficial ownership of the shares held by MVP IV except to the extent of his proportionate partnership interests in the general partner thereof.

 (11) Includes 166,666 shares issuable upon exercise of options exercisable within 60 days after March 15, 1999. An aggregate of 1,810 of the shares are held in custodial accounts for Mr. Van Dick's children.

 (12) Consists of 45,919 shares held by Three Arch Partners, L.P., (some of which remain subject to repurchase by the Company), 10,330 shares held by Three Arch Associates, L.P., (some of which remain subject to repurchase by the Company), 89,427 shares held by the Thomas Fogarty Separate Property Trust, 786 shares hold by Fogarty Engineering, and 6,000 shares issuable upon exercise of options exercisable within 60 days after March 15, 1999. Thomas J. Fogarty, M.D. is a director of the Company and a general partner of Three Arch Partners, L.P. and Three Arch Associates, L.P. (14) Includes 6,000 shares issuable upon exercise of options exercisable within 60 days after March 15, 1999.

 (13) Includes 12,500 shares issuable upon exercise of options exercisable within 60 days after March 15, 1999.

 (14) Includes 96,768 shares issuable upon exercise of options exercisable within 60 days after March 15, 1999.

 (15) Includes 6,000 shares issuable upon exercise of options exercisable within 60 days after March 15, 1999.

 (16) Includes 427,599 shares issuable upon exercise of options exercisable within 60 days after March 15, 1999.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

DIRECTORS AND NOMINEES FOR DIRECTOR

    Pursuant to the Company's Certificate of Incorporation and Bylaws, the Company's Board of Directors currently consists of seven persons, divided into three classes serving staggered terms of three years. Currently there are two directors in Class I, two directors in Class II and three directors in Class
III. One Class II director is to be elected at the Annual Meeting, leaving one vacancy on the Board of Directors among the Class II directors. Although a vacancy will remain among the Class II directors following the 1999 Annual Meeting of Stockholders, the form of proxy delivered with this Proxy Statement cannot be voted for a greater number of persons than the number of nominees named therein. The Company is currently conducting a search for a suitable candidate for the vacant Class II position. The Class I and Class III directors will be elected at the Company's 2001 and 2000 Annual Meetings of Stockholders, respectively. The Class II director elected at the Annual Meeting will hold office until the 2002 Annual Meeting of Stockholders or until his successor has been duly elected and qualified.

    In the event that any such person becomes unavailable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote the proxies in their discretion for any nominee who is designated by the current Board of Directors to fill the vacancy. It is not expected that the nominee will be unavailable to serve.

    The name of the Class II nominee for election to the Board of Directors at the Annual Meeting, his age as of the Record Date and certain information about him is set forth below. The names of the current Class I and Class III directors with unexpired terms, their ages as of the Record Date and certain information about them are also set forth below:

                                                                                                          DIRECTOR
                NAME                   AGE                   POSITION WITH THE COMPANY                     SINCE
------------------------------------  ----- ------------------------------------------------------------  --------

NOMINEE FOR CLASS II DIRECTOR
Thomas C. McConnell(1)(2)...........   44   Director                                                        1995

CONTINUING CLASS I DIRECTORS
Thomas J. Fogarty, M.D..............   65   Director                                                        1996
Charles S. Taylor...................   44   Vice President, Chief Technical Officer, Director               1995

CONTINUING CLASS III DIRECTORS
Richard M. Ferrari..................   45   Chief Executive Officer, President, Director                    1995
Jack W. Lasersohn(2)................   46   Director                                                        1995
Philip M. Young(1)..................   59   Director                                                        1995

------------------------

(1) Member of the Compensation Committee.

(2) Member of the Audit Committee.

    There are no family relationships among directors or executive officers of the Company.

    THOMAS C. MCCONNELL has served as a director of the Company since September 1995. He has been a General Partner of New Enterprise Associates ("NEA"), a venture capital investment entity, since 1989 and has been associated with NEA since 1985. Mr. McConnell also serves as a director of Conceptus, Inc.,

Applied Imaging Corp. and Innovasive Devices Inc. He holds an M.B.A. from Stanford University Graduate School of Business.

    THOMAS J. FOGARTY, M.D. has served as a director of the Company since February 1996. Dr. Fogarty is an internationally recognized cardiovascular surgeon, inventor and venture capitalist. He is a General Partner of Three Arch Partners, a venture capital firm investing primarily in medical device companies, and has held the position of Professor of Surgery at Stanford University Medical Center since July 1993. Dr. Fogarty also serves as a director of Raytel Medical Corporation, Cardiac Pathways Corporation, and General Surgical Innovations, Inc. Dr. Fogarty holds an M.D. from the University of Cincinnati College of Medicine.

    CHARLES S. TAYLOR, the founder of the Company, was with Informed Creation, the predecessor company to CardioThoracic Systems, since its inception in November 1993, and has served as Vice President, Chief Technical Officer and a director of the Company since its incorporation in June 1995. From June 1992 until November 1993, Mr. Taylor was a member of the research and development group at Stanford Surgical Technologies, Inc. (now Heartport, Inc., a publicly traded company), that develops instruments for advanced cardiac surgical procedures. From January 1992 to May 1992, Mr. Taylor managed the establishment of a new development group for Eli Lilly's Medical Instrument Systems division (now Guidant Corp., a publicly traded company), the Technology Development Center, which develops surgical devices for vascular intervention procedures. From May 1986 to December 1991, he was an Engineer and Manager for Advanced Cardiovascular Systems, Inc. where he directed teams of engineers developing new manufacturing technologies and custom research and development equipment.

    RICHARD M. FERRARI joined the Company as Chief Executive Officer and a director in June 1995 and was elected President in August 1995. From January 1991 until joining the Company, he was President and Chief Executive Officer of Cardiovascular Imaging Systems, Inc. ("CVIS"), a manufacturer of intravascular ultrasound systems, which is currently a subsidiary of Boston Scientific Corporation. From March 1990 until joining CVIS, he served as President and Acting Chief Executive Officer of Medstone International, Inc., a manufacturer of lithotripsy equipment for treatment of gall and kidney stones. From 1981 to February 1990, he was employed with ADAC Laboratories, a supplier of diagnostic imaging equipment, serving most recently as Executive Vice President and General Manager responsible for the Nuclear Medicine, Digital Cardiology, Information Management and Radiation Therapy business units. Mr. Ferrari holds an M.B.A. from the University of South Florida.

    JACK W. LASERSOHN has served as a director of the Company since September 1995. He has been a General Partner of The Vertical Group, L.P., a venture capital firm investing primarily in medical technology companies, since its formation in 1989. From 1981 to 1989, Mr. Lasersohn was the director of the venture capital division of F. Eberstadt & Co., Inc. Mr. Lasersohn also serves as a director of VitalCom Inc., UroQuest Medical Corporation, Massimo, Inc. and a number of privately held medical companies. He holds a B.S. and an M.A. from Tufts University and a J.D. from Yale University.

    PHILIP M. YOUNG has served as a director of the Company since September 1995. He has been a general partner of U.S. Venture Partners, a venture capital firm, since April 1990. Mr. Young serves as a director of 3Dfx Interactive, Inc., The Immune Response Corporation, Vical, Inc. and Zoran Corporation. He holds an M.B.A. from Harvard University.

    ROBERT C. BELLAS, JR. is not standing for re-election as a Class II director.

BOARD MEETINGS AND COMMITTEES

    The Board of Directors of the Company held seven meetings during the fiscal year ended January 1, 1999. No director attended fewer than 75% of the meetings of the Board of Directors during the fiscal year ended January 1, 1999, with the exception of director Fogarty, who attended four meetings and director McConnell, who attended five meetings. The Board of Directors has an Audit Committee and a

Compensation Committee. It does not have a nominating committee or a committee performing the functions of a nominating committee. From time to time, the Board has created various ad hoc committees for special purposes. No such committee is currently functioning.

    The Audit Committee consists of directors Lasersohn and McConnell. The Audit Committee is responsible for reviewing the results and scope of the audit and other services provided by the Company's independent auditors. The Audit Committee held two meetings during the last fiscal year.

    The Compensation Committee consists of directors McConnell and Young and included former director Bellas prior to his resignation. The Compensation Committee reviews and makes recommendations to the Board concerning salaries and incentive compensation for officers of the Company and administers the Company's equity incentive plans. The Compensation Committee held five meetings during the last fiscal year.

COMPENSATION OF DIRECTORS

    Directors of the Company do not receive cash compensation for services they provide as directors, aside from reimbursement of out-of-pocket expenses incurred in connection with attendance at board meetings. From time to time, certain directors who are not employees of the Company have received grants of options to purchase shares of the Company's Common Stock. Under the Company's Director Option Plan, each director who is not an employee or consultant of the Company receives an option to purchase 12,000 shares of Common Stock upon joining the Board of Directors. Thereafter, each non-employee director who has served on the Board of Directors for at least six months receives an option to purchase 3,000 shares of Common Stock on the date of each of the Company's annual meetings of stockholders, provided such non-employee director is re-elected or continues to serve as a director.

    In February 1996, the Company entered into a four-year consulting agreement with director Thomas J. Fogarty, M.D. for the development of devices, instruments, and techniques for minimally invasive coronary artery bypass graft surgery. The Company granted to Three Arch Associates, L.P. and Three Arch Partners, L.P., partnerships of which Dr. Fogarty is a general partner, options to purchase 90,000 shares of common stock. In February 1996, the partnerships exercised the options and purchased the shares, which are subject to a right of repurchase in the event of termination of the consulting agreement and Dr. Fogarty's services as a board member. The repurchase right lapses at the rate of 1/48 of the shares per month beginning in March 1996. The consulting agreement also provides for certain royalty payments to Dr. Fogarty based on certain product sales by the Company. No such royalty payments were made in 1998.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee is responsible for determining salaries, incentives and other forms of compensation for directors, officers and other employees of the Company. The Compensation Committee also administers the Company's various incentive compensation plans. During the year ended January 1, 1999, directors Bellas, McConnell and Young served as the Compensation Committee of the Company's Board of Directors. Mr. Ferrari, who is President and Chief Executive Officer of the Company, participates in all discussions and decisions regarding salaries and incentive compensation for all employees and consultants to the Company, except that Mr. Ferrari is excluded from discussions regarding his own salary and incentive compensation. No member of the Compensation Committee has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

VOTE REQUIRED

    The nominee receiving the highest number of affirmative votes of the shares entitled to vote on this matter shall be elected as the Class II director.

    THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE NOMINEE SET FORTH HEREIN.

                                 PROPOSAL NO. 2
                    INCREASE IN NUMBER OF SHARES AUTHORIZED
                    UNDER THE COMPANY'S INCENTIVE STOCK PLAN

    The Company's Board of Directors and stockholders have previously adopted and approved the Incentive Stock Plan (the "Stock Plan"). A total of 2,800,000 shares of Common Stock have been reserved for issuance under the Stock Plan, and only 389,202 shares were available for future grant as of the Record Date. In January 1999, the Board of Directors authorized an amendment to the Stock Plan, subject to stockholder approval, to increase the shares reserved for issuance thereunder by 500,000, bringing the total number of shares issuable under the Stock Plan to 3,300,000.

    At the Annual Meeting, the stockholders are being requested to consider and approve the proposed amendment of the Stock Plan to increase the number of shares of Common Stock reserved for issuance thereunder. A vote for the amendment of the Stock Plan will constitute approval of the proposed increase in the number of shares authorized for issuance under the Stock Plan.

    The Board of Directors believes that the amendment is necessary to enable the Company to, among other things, continue its policy of employee stock ownership as a means to motivate high levels of performance and to recognize key employee accomplishments. A summary of the Stock Plan is set forth below.

SUMMARY OF THE STOCK PLAN

    GENERAL. The Stock Plan was originally adopted by the Board of Directors in August 1995 and approved by the stockholders in August 1995. The Stock Plan authorizes the Board of Directors (the "Board"), or one or more committees which the Board may appoint from among its members (the "Committee"), to grant options and rights to purchase Common Stock. Options granted under the Stock Plan may be either "incentive stock options" as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonstatutory stock options, as determined by the Board or the Committee.

    PURPOSE. The general purpose of the Stock Plan is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees, directors and consultants and to promote the success of the Company's business.

    ADMINISTRATION. The Stock Plan may be administered by the Board or the Committee. Subject to the other provisions of the Stock Plan, the administrator has the authority: (i) to determine the fair market value of the Company's Common Stock; (ii) to select the service providers (employees, directors or consultants) to whom options and stock purchase rights may be granted under the Stock Plan; (iii) to determine the number of shares of Common Stock to be covered by each option and stock purchase right granted under the Stock Plan;
(iv) to approve forms of agreement for use under the Stock Plan; (v) to determine the terms and conditions, not inconsistent with the terms of the Stock Plan, of any option or stock purchase right granted under the Stock Plan, including the exercise price, the time or times when options or stock purchase rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any option or stock purchase right or the shares of Common Stock relating thereto, based in each case on such factors as the administrator of the Stock Plan, in its sole discretion, shall determine; (vi) to reduce the exercise price of any option or stock purchase right to the then current fair market value if the fair market value of the Common Stock covered by such option or stock purchase right shall have declined since the date the option or stock purchase right was granted; (vii) to institute an option exchange program; (viii) to construe and interpret the terms of the Stock Plan and awards granted pursuant to the Stock Plan; (ix) to prescribe, amend and rescind rules and regulations relating to the Stock Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws; (x) to modify or amend any option or stock purchase right (subject to certain provisions of the Stock Plan), including the discretionary authority to extend the post-termination exercisability period of options longer than is otherwise provided for in the Stock Plan; (xi) to allow optionees to satisfy withholding tax obligations by electing to have the Company withhold from the shares to be issued upon exercise of an option or stock purchase right that number of shares having a fair market value equal to the amount required to be withheld; (xii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an option or stock purchase right previously granted by the administrator; and (xiii) to make all other determinations deemed necessary or advisable for administering the Stock Plan.

    In August 1996, the Compensation Committee authorized the Chief Executive Officer of the Company to make initial option grants of up to 15,000 shares to new employees. The Chief Executive Officer has authority to grant such options to new employees who do not report directly to him; the Chief Financial Officer's approval is required to grant such options to new employees who report directly to the Chief Executive Officer. The Chief Executive Officer and Chief Financial Officer report to the Compensation Committee with regard to such matters.

    ELIGIBILITY. The Stock Plan provides that options and rights may be granted to the Company's employees, directors and consultants. Incentive stock options may be granted only to employees. Any optionee who owns more than 10% of the voting power of all classes of outstanding stock of the Company (a "10% Stockholder") is not eligible for the grant of an incentive stock option unless the exercise price of the option is at least 110% of the fair market value of the Common Stock on the date of grant.

    PERFORMANCE-BASED COMPENSATION LIMITATIONS. No employee, director or consultant shall be granted, in any fiscal year of the Company, options to purchase more than 500,000 shares of Common Stock. In connection with his or her initial service to the Company, an employee, director or consultant may be granted options to purchase up to an additional 500,000 shares, which do not count against the 500,000 share limit. The foregoing limitations, which shall be adjusted proportionately in connection with any change in the Company's capitalization, are intended to satisfy the requirements applicable to options intended to qualify as "performance-based compensation" within the meaning of
Section 162(m) of the Code. In the event that the Administrator determines that such limitation is not required to qualify options as performance-based compensation, the Administrator may modify or eliminate such limitation.

    TERMS AND CONDITIONS OF OPTIONS. Each option granted under the Stock Plan is evidenced by a written stock option agreement between the optionee and the Company and is subject to the following terms and conditions:

    (a) EXERCISE PRICE. The Board or the Committee determines the exercise price of options to purchase shares of Common Stock at the time the options are granted. However, excluding options issued to 10% Stockholders, the exercise price under an incentive stock option must not be less than 100% of the fair market value of the Common Stock on the date the option is granted. As the Company's Common Stock is listed on the Nasdaq National Market, the fair market value shall be the closing sales price of the Common stock (or the closing bid if no sales were reported) on the date the option is granted.

    (b) FORM OF CONSIDERATION. The means of payment for shares issued upon exercise of an option is specified in each option agreement and generally may be made by cash, check, promissory note, other shares of Common Stock of the Company owned by the optionee, consideration received by the Company under a formal cashless exercise program adopted by the Company, a reduction in the amount of any Company liability to the Optionee, or by a combination of such methods.

    (c) EXERCISE OF THE OPTION. Each stock option agreement specifies the term of the option and the date when the option is to become exercisable. However, in no event shall an option granted under the Stock Plan be exercised more than 10 years after the date of grant. Moreover, in the case of an incentive stock option granted to a 10% Stockholder, the term of the option shall be for no more than five years from the date of grant.

    (d) TERMINATION OF EMPLOYMENT. If an optionee ceases for any reason (other than death or permanent disability) to be a service provider to the Company, then all options held by such optionee under the Stock Plan expire upon the earlier of (i) such period of time as is set forth in his or her option agreement (but not to exceed three months after the termination of his or her employment in the event of an incentive stock option) or (ii) the expiration date of the option. The optionee may exercise all or part of his or her option at any time before such expiration to the extent that such option was exercisable at the time of termination of employment.

    (e) PERMANENT DISABILITY. If an optionee ceases to be a service provider to the Company as a result of permanent and total disability (as defined in the Code), then all options held by such optionee under the Stock Plan shall expire upon the earlier of (i) twelve months after the date of termination of the optionee's employment or (ii) the expiration date of the option. The optionee may exercise all or part of his or her option at any time before such expiration to the extent that such option was exercisable at the time of termination of employment.

    (f) DEATH. If an optionee dies while a service provider to the Company, his or her option shall expire upon the earlier of (i) twelve months after the optionee's death or (ii) the expiration date of the option. The executors or other legal representative or the optionee may exercise all or part of the optionee's option at any time before such expiration to the extent that such option was exercisable at the time of death.

    (g) TERMINATION OF OPTIONS. Each stock option agreement will specify the term of the option. Notwithstanding the foregoing, however, the term of any incentive stock option shall not exceed 10 years from the date of grant. No options may be exercised by any person after the expiration of its term.

    (h) NONTRANSFERABILITY OF OPTIONS. Unless determined otherwise by the Administrator, during an optionee's lifetime, his or her option(s) shall be exercisable only by the optionee and shall not be transferable other than by will or laws of descent and distribution.

    (i) VALUE LIMITATION. If the aggregate fair market value of all shares of Common Stock subject to an optionee's incentive stock option which are exercisable for the first time during any calendar year exceeds $100,000, the excess options shall be treated as nonstatutory options.

    (j) OTHER PROVISIONS. The stock option agreement may contain such terms, provisions and conditions not inconsistent with the Stock Plan as may be determined by the Board or Committee.

    ADJUSTMENT UPON CHANGES IN CAPITALIZATION AND CORPORATE TRANSACTIONS. In the event that the stock of the Company is changed by reason of any stock split, reverse stock split, stock dividend, recapitalization or other change in the capital structure of the Company, appropriate proportional adjustments shall be made in the number and class of shares of stock subject to the Stock Plan, the number and class of shares of stock subject to any option or stock purchase right outstanding under the Stock Plan, and the exercise price of any such outstanding option or stock purchase right. Any such adjustment shall be made upon approval of the Board and, if required, the stockholders of the Company, whose determination shall be conclusive. Notwithstanding the above, in connection with any merger, consolidation, acquisition of assets or like occurrence involving the Company, each outstanding option and right shall be assumed or an equivalent option or right substituted by a successor corporation or a parent or subsidiary of the successor corporation. If the successor corporation does not assume the options or substitute substantially equivalent options, then the exercisability of all outstanding options and rights shall be accelerated. In the event of the proposed dissolution or liquidation of the Company, the exercisability of all outstanding options and rights may be accelerated at the discretion of the Administrator. To the extent they have not been previously exercised, options shall terminate upon consummation of the action.

    AMENDMENT, SUSPENSIONS AND TERMINATION OF THE STOCK PLAN. The Board may amend, alter, suspend or terminate the Stock Plan at any time; provided, however, that the Company shall obtain stockholder approval of any amendment to the extent necessary and desirable to comply with Section 422 of the Code or any other applicable rule or statute. In any event, the Stock Plan will terminate automatically in 2005.

    FEDERAL TAX INFORMATION. Options granted under the Stock Plan may be either incentive stock options, as defined in Section 422 of the Code, or nonstatutory options.

    An optionee who is granted an incentive stock option will not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercising the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% stockholder of the Company. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

    All other options which do not quality as incentive stock options are nonstatutory options. An optionee will not recognize any taxable income at the time a nonstatutory option is granted. However, upon its exercise, the optionee will recognize taxable income, generally measured as the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. Upon resale of such shares by the optionee, any difference between the sales price and the optionee's purchase price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

    Subject to Section 162(m) of the Code, the Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a nonstatutory option.

    Stock purchase rights are taxed in substantially the same manner as nonstatutory options.

    The foregoing is only a summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the Stock Plan, does not purport to be complete, and does not discuss the tax consequences of the optionee's death or the income tax laws of any municipality, state or foreign country in which an optionee may reside.

VOTE REQUIRED

    The approval of the amendment of the Stock Plan requires the affirmative vote of a majority of the shares of the Company's Common Stock present and voting at the Annual Meeting.

    THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE AMENDMENT OF THE INCENTIVE STOCK PLAN SET FORTH HEREIN.

                                 PROPOSAL NO. 3
            RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

    The Board of Directors has selected PricewaterhouseCoopers LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 1999 and recommends that the stockholders vote FOR confirmation of such selection. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. Coopers & Lybrand L.L.P., the predecessor entity to PricewaterhouseCoopers LLP, has audited the Company's financial statements since its inception. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

    THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999.

                             EXECUTIVE COMPENSATION

COMPENSATION TABLES

    SUMMARY COMPENSATION TABLE. The following table sets forth certain compensation paid by the Company to the Chief Executive Officer and the four other most highly compensated executive officers of the Company (the "Named Executive Officers") for services rendered during the fiscal years ended December 31, 1996, January 2, 1998 and January 1, 1999:

                           SUMMARY COMPENSATION TABLE

                                                                                                    LONG-TERM
                                                                                               COMPENSATION AWARDS
                                                                                             -----------------------
                                                                      ANNUAL COMPENSATION    RESTRICTED   SECURITIES
                                                                    -----------------------    STOCK      UNDERLYING    ALL OTHER
                NAME AND PRINCIPAL POSITION                   YEAR     SALARY        BONUS     AWARDS      OPTIONS     COMPENSATION
------------------------------------------------------------  ----  -------------   -------  ----------   ----------   ------------
Richard M. Ferrari..........................................  1998  $     234,693    83,425      --(1)     175,000       $63,502(2)
  President and Chief Executive Officer                       1997        229,166    75,000      --(1)          --        60,751(3)
                                                              1996        189,583    70,000      --(1)          --        28,098(4)
Jeffrey G. Gold.............................................  1998        185,431    41,439      --        225,000(5)     32,031(6)
  Executive Vice President and Chief Operating Officer        1997        123,059(7) 147,033     --        190,000       106,234(8)
                                                              1996             --        --      --             --            --
Steven M. Van Dick..........................................  1998        174,539    41,113      --        100,000           306(9)
  Vice President, Finance and Administration and Chief        1997        157,309    47,453      --             --           568(10)
  Financial Officer                                           1996         99,167(11)  42,908     --       200,000           976(12)
Charles S. Taylor...........................................  1998        144,539    30,958      --(13)     45,000           306(14)
  Vice President and Chief Technical Officer                  1997        132,500    65,000      --(13)         --           407(15)
                                                              1996        130,000        --      --(13)         --         1,100(16)
Michael J. Billig...........................................  1998        140,000    32,156      --         45,000           522(17)
  Vice President, Regulatory, Quality and Clinical Research   1997        141,658    40,294      --             --           923(18)
                                                              1996        115,104(19)  46,089     --       140,000         1,100(20)

------------------------

 (1) As of January 1, 1999, Mr. Ferrari held 941,541 shares of the Company's Common Stock having a value of $6,532,411, based upon the closing price of $6.938 per share on December 31, 1998. Pursuant to the terms of a Common Stock Purchase Agreement dated August 1, 1995, certain of the shares (originally aggregating to 945,041 shares) are subject to repurchase by the Company at $0.00097 per share in the event of a termination of Mr. Ferrari's employment with the Company. The shares held by Mr. Ferrari are subject to the following vesting schedule: (1) one twenty-fourth (1/24) of 206,120 of the original aggregate number of shares were released from the repurchase option on each of May 31, June 30, July 31 and August 31, 1995; on September 8, 1995, an additional 103,060 shares were released from the repurchase option; pursuant to the terms of an Amendment Agreement dated September 8, 1995, one forty-eighth (1/48) of the remaining 68,707 shares were and will continue to be released at the end of each month thereafter, contingent upon Mr. Ferrari's continued employment with the Company; (2) one forty-eighth (1/48) of 738,921 of the original aggregate number of shares were released from the repurchase option on August 31, 1995; pursuant to the terms of an Amendment Agreement dated September 8, 1995, 1/48 of the remaining 723,527 shares were and will continue to be released at the end of each month thereafter, contingent upon Mr. Ferrari's continued employment with the Company. As of January 1, 1999, a total of 796,496 shares had been released from the Company's repurchase options. None of the shares will be subject to the repurchase options after September 8, 1999.

 (2) Consists of $51,300 in imputed interest on a non-interest-bearing loan from the Company to Mr. Ferrari, twelve payments of a $700 monthly car allowance, payments reimbursing automobile expenses totaling $3,260 and payment by the Company of life insurance premiums for the benefit of Mr. Ferrari in the amount of $542.

 (3) Consists of $51,300 in imputed interest on a non-interest-bearing loan from the Company to Mr. Ferrari, twelve payments of a $700 monthly car allowance and payment by the Company of life insurance premiums for the benefit of Mr. Ferrari in the amount of $1,051.

 (4) Consists of $19,396 in imputed interest on a non-interest-bearing loan from the Company to Mr. Ferrari, twelve payments of a $700 monthly car allowance and payment of life insurance premiums for the benefit of Mr. Ferrari in the amount of $302.

 (5) Consists of 190,000 options originally granted prior to fiscal year 1998 but which were repriced in connection with an option Exchange Program described in the section of this Proxy Statement entitled "Stock Option Repricing Report and Table."

 (6) Consists of a housing allowance in the amount of $31,200 and payment by the Company of life insurance premiums for the benefit of Mr. Gold in the amount of $831.

 (7) Mr. Gold joined the Company as Executive Vice President in May 1997 at an annualized salary of $160,000. In July 1997, Mr. Gold was also appointed Chief Operating Officer.

 (8) Consists of a housing allowance in the amount of $24,000, relocation payments in the amount of $80,842 plus payment by the Company of life insurance premiums for the benefit of Mr. Gold in the amount of $1,392.

 (9) Consists of payment by the Company of life insurance premiums for the benefit of Mr. Van Dick.

 (10) Consists of payments by the Company of life insurance premiums for the benefit of Mr. Van Dick.

 (11) Mr. Van Dick accepted employment with the Company as Vice President of Finance and Administration and Chief Financial Officer in March 1996; his employment began in April 1996 at an annualized salary of $140,000.

 (12) Consists of payments by the Company of life insurance premiums for the benefit of Mr. Van Dick.

 (13) As of January 1, 1999, Mr. Taylor held 948,152 shares of Common Stock having a value of $6,578,279 based upon the closing price of $6.938 per share on December 31, 1998. Pursuant to the terms of a Common Stock Purchase Agreement dated August 1, 1995, certain of the shares are subject to repurchase by the Company at $0.00097 per share in the event of a termination of Mr. Taylor's employment with the Company. One forty-eighth (1/48) of the shares were released from the repurchase option as of the last day of each month from November 1993 through August 1995. Pursuant to the terms of an Amendment Agreement dated September 8, 1995, 1/48 of the 513,583 shares still subject to the Company's repurchase option as of September 8, 1995 were and will continue to be released from the repurchase option at the end of each month thereafter, contingent upon Mr. Taylor's continued employment with the Company. As of January 1, 1999, a total of 851,855 shares had been released from the Company's repurchase option. None of the shares will be subject to the repurchase option after September 8, 1999.

 (14) Consists of payment by the Company of life insurance premiums for the benefit of Mr. Taylor.

 (15) Consists of payments by the Company of life insurance premiums for the benefit of Mr. Taylor.

 (16) Consists of payments by the Company of life insurance premiums for the benefit of Mr. Taylor.

 (17) Consists of payment by the Company of life insurance premiums for the benefit of Mr. Billig.

 (18) Consists of payments by the Company of life insurance premiums for the benefit of Mr. Billig.

 (19) Mr. Billig joined the Company as Vice President, Regulatory, Quality, and Clinical Research in February 1996 at an annualized salary of $130,000.

 (20) Consists of payments by the Company of life insurance premiums for the benefit of Mr. Billig.

STOCK OPTION INFORMATION

    The following table sets forth certain information concerning stock options granted during the fiscal year ended January 1, 1999 to the Named Executive Officers. In accordance with the rules of the Securities and Exchange Commission, the following table also sets forth the potential realizable value over the term of the options (the period from the grant date to the expiration date) based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These amounts do not represent the Company's estimate of future stock prices. Actual realizable values, if any, of stock options will depend on the future performance of the Common Stock.

               OPTION GRANTS IN FISCAL YEAR ENDED JANUARY 1, 1999

                                                                                                  POTENTIAL REALIZABLE
                                                                                                    VALUE AT ASSUMED
                                                       INDIVIDUAL GRANTS                            ANNUAL RATES OF
                                ----------------------------------------------------------------      STOCK PRICE
                                     NUMBER OF         PERCENT OF                                   APPRECIATION FOR
                                    SECURITIES        TOTAL OPTIONS    EXERCISE OR                   OPTION TERM(3)
                                UNDERLYING OPTIONS     GRANTED IN      BASE PRICE    EXPIRATION   --------------------
             NAME                     GRANTED        FISCAL 1998(1)     ($/SH)(2)       DATE        5%($)     10%($)
------------------------------  -------------------  ---------------  -------------  -----------  ---------  ---------
Richard M. Ferrari............          75,000               5.08%           5.50       1/06/08     259,419    657,419
Richard M. Ferrari............         100,000               6.77            5.00      12/16/08     314,447    796,871
Jeffrey G. Gold...............          42,500(4)            2.88            5.50       1/06/08     147,004    372,537
Jeffrey G. Gold...............          50,000(4)            3.39            5.50       1/06/08     172,946    438,279
Jeffrey G. Gold...............          27,500(4)            1.86            5.50       1/06/08      95,120    241,054
Jeffrey G. Gold...............          35,000(4)            2.37            5.50       1/06/08     121,062    306,795
Jeffrey G. Gold...............          35,000(4)            2.37            5.50       1/06/08     121,062    306,795
Jeffrey G. Gold...............          35,000               2.37            5.00      12/16/08     110,057    278,905
Steven M. Van Dick............          50,000               3.39            5.50       1/06/08     172,946    438,279
Steven M. Van Dick............          50,000               3.39            5.00      12/16/08     157,224    398,436
Charles S. Taylor.............          20,000               1.35            5.50       1/06/08      69,178    175,312
Charles S. Taylor.............          25,000               1.69            5.00      12/16/08      78,612    199,218
Michael J. Billig.............          20,000               1.35            5.50       1/06/08      69,178    175,312
Michael J. Billig.............          25,000               1.69            5.00      12/16/08      78,612    199,218

------------------------

(1) Based on an aggregate of 1,476,525 options granted by the Company in the fiscal year ended January 1, 1999 to employees of and consultants to the Company, including the Named Executive Officers.

(2) The exercise price per share of each option was equal to the last reported sale price of the Common Stock on the date of grant.

(3) The potential realizable value is calculated based on the term of the option at its time of grant (ten years). It is calculated assuming that the fair market value of the Company's Common Stock on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price.

(4) These options represent options originally granted prior to fiscal year 1998 but which were repriced in connection with an option Exchange Program described in the section of this Proxy Statement entitled "Stock Option Repricing Report and Table."

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
  VALUES

    The following table sets forth, for each of the Named Executive Officers, information with respect to each exercise of stock options during the fiscal year ended January 1, 1999 and the value of unexercised stock options held by such individuals at January 1, 1999.

        AGGREGATED OPTION EXERCISES IN FISCAL YEAR ENDED JANUARY 1, 1999
                       AND FISCAL YEAR-END OPTION VALUES

                                                                          NUMBER OF SHARES             VALUE OF UNEXERCISED
                                                                       UNDERLYING UNEXERCISED              IN-THE-MONEY
                                                SHARES                       OPTIONS AT                     OPTIONS AT
                                               ACQUIRED    VALUE          JANUARY 1, 1999               JANUARY 1, 1999(2)
                                                  ON      REALIZED  ----------------------------   ----------------------------
                    NAME                       EXERCISE     (1)     EXERCISABLE   UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
---------------------------------------------  --------   --------  -----------   --------------   -----------   --------------
Richard M. Ferrari...........................       --          --     18,750        156,250        $ 26,963        $274,688
Jeffrey G. Gold..............................       --          --     80,936        144,064        $116,386        $224,664
Steven M. Van Dick...........................       --          --    147,500        102,500        $279,605        $179,895
Charles S. Taylor............................       --          --      5,000         40,000        $  7,190        $ 70,020
Michael J. Billig............................   49,583    $251,160     16,667         77,917        $ 86,969        $329,296

------------------------

(1) Based on the last reported sale price of the Common Stock on the dates of exercise.

(2) Based on a value of $6.938 per share, which was the last reported sale price of the Common Stock on December 31, 1998.

STOCK OPTION REPRICING REPORT OF THE COMPENSATION COMMITTEE AND TABLE

    In January 1998 and October 1997, the Compensation Committee of the Board of Directors authorized the exchange of certain stock options at the then fair market values of the Company's Common Stock (the "January 1998 Exchange Program" and the "October 1997 Exchange Program," respectively, and referred to collectively as the "Exchange Programs").

    In January 1998, options to purchase 469,375 shares of Common Stock at exercise prices ranging from $7.69 to $21.25 per share were exchanged for a like number of options at an exercise price of $5.50 per share.

    In October 1997, options to purchase 369,100 shares of Common Stock at exercise prices ranging from $7.25 to $23.75 per share were exchanged for a like number of options at an exercise price of $7.156 per share.

    The following table sets forth certain information concerning the Exchange Programs, including (i) the name and position of each executive officer who participated in the Exchange Programs, (ii) the date of such exchange, (iii) the number of securities underlying exchanged options, (iv) the per share market price of the underlying security at the time of the exchange, (v) the original exercise price or base price of the canceled option at the time of exchange,
(vi) the per share exercise price of the option received in exchange for the existing option and (vii) the original option term remaining at the date of exchange. No executive officers participated in the October 1997 Exchange Program.

                            10-YEAR OPTION REPRICING

                                                                NUMBER OF
                                                                SECURITIES                       EXERCISE
                                                                UNDERLYING   MARKET PRICE OF      PRICE        NEW
                                                                 OPTIONS      STOCK AT TIME     AT TIME OF   EXERCISE
                                                     DATE OF     REPRICED      OF REPRICING     REPRICING     PRICE
              NAME AND POSITION (1)                 REPRICING      (#)             ($)             ($)         ($)
           ---------------------------              ---------   ----------   ----------------   ----------   --------
Geoffrey D. Dillon................................   1/6/98       90,000           5.50            7.687       5.50
  Vice President, Sales and Marketing
Jeffrey G. Gold...................................   1/6/98       35,000           5.50            7.687       5.50
  Executive Vice President and Chief Operating                    35,000           5.50           14.875       5.50
  Officer                                                         50,000           5.50           15.000       5.50
                                                                  42,500           5.50           21.750       5.50
                                                                  27,500           5.50           21.750       5.50


                                                     LENGTH OF ORIGINAL
                                                    OPTION TERM REMAINING
              NAME AND POSITION (1)                 AT DATE OF REPRICING
           ---------------------------              ---------------------
Geoffrey D. Dillon................................    3 years 8 months
  Vice President, Sales and Marketing
Jeffrey G. Gold...................................    3 years 8 months
  Executive Vice President and Chief Operating        3 years 4 months
  Officer                                             3 years 2 months
                                                      3 years 2 months
                                                      3 years 2 months

COMPENSATION COMMITTEE REPORT ON THE JANUARY 1998 EXCHANGE PROGRAM

    After considering various alternatives to address employee retention and long-term compensation, the Compensation Committee approved the January 1998 Exchange Program on January 6, 1998. Pursuant to the January 1998 Exchange Program, certain officers and consultants who held stock options granted under the Company's Incentive Stock Plan and who were not permitted to participate in the October 1997 Exchange Program were offered the opportunity to exchange all of their stock options for new stock options with an exercise price of $5.50, the fair market value to the Common Stock as determined under the terms of the Incentive Stock Plan. All new stock options issued pursuant to the Exchange Program were issued under the Incentive Stock Plan. No partial exchanges were permitted. In addition, the new stock options issued under the January 1998 Exchange Program were issued on a one-for-one basis with the stock options exchanged. All optionees receiving new options in the January 1998 Exchange Program were required to agree not to exercise their new options, except in the case of death, disability or involuntary termination of employment, for a period of six months following January 6, 1998. All stock options issued under the January 1998 Exchange Program will expire on January 6, 2008. A total of 469,375 stock options were exchanged in the January 1998 Exchange Program.

    Stock options are intended to provide incentives to the Company's officers, employees and consultants. The Compensation Committee believes that such equity incentives are a significant factor in the Company's ability to attract, retain and motivate service providers who are critical to the Company's long-term success. The disparity between the original exercise prices of the Company's outstanding stock options and the market price for the Common Stock did not provide, in the judgment of the Compensation Committee, a meaningful incentive or retention device to those holding stock options and, therefore, the Compensation Committee determined that offering the Exchange Program was in the best interest of the Company and its stockholders.

                                          Members of the Compensation Committee
                                              Robert C. Bellas, Jr.
                                              Thomas C. McConnell
                                              Philip M. Young

EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL AGREEMENTS

    Under the terms of a letter dated September 5, 1995, setting forth the terms of Charles S. Taylor's employment with the Company, the Company has agreed to provide Mr. Taylor with a base salary continuation, subject to certain conditions, for three months following a termination of Mr. Taylor's employment without cause or pursuant to a mutual agreement for separation from the Company. The agreement does not provide for any specified term of employment.

    Under the terms of an Employment Agreement dated April 19, 1996 between the Company and Steven M. Van Dick, in the event of a change in control of the Company, all of Mr. Van Dick's then unvested stock options would become fully vested. In addition, if Mr. Van Dick's employment were terminated voluntarily or involuntarily, other than for cause, within twelve months following such change in control of the Company, he would be entitled to receive twelve months severance pay. The agreement does not provide for any specified term of employment. The Company has provided Mr. Van Dick with a loan for the purchase of a home having a principal amount of $200,000 with simple interest payable at the rate of 6.31% per annum and a term of five years.

    Under the terms of a letter dated February 25, 1997, setting forth the terms of Jeffrey G. Gold's employment with the Company, in the event of a change in control of the Company, certain of Mr. Gold's then unvested stock options would become fully vested.

                      BOARD COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

    THE FOLLOWING IS PROVIDED TO STOCKHOLDERS BY THE MEMBERS OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS:

    The Compensation Committee of the Board of Directors (the "Committee"), consisting of three outside directors, is responsible for the administration of the Company's compensation programs. These programs include base salary for executive officers and both annual and long-term incentive compensation programs. The Company's compensation programs are designed to provide a competitive level of total compensation and include incentive and equity ownership opportunities linked to the Company's performance and stockholder return.

COMPENSATION PHILOSOPHY

    The design and implementation of the Company's executive compensation programs are based on a series of guiding principles derived from the Company's values, business strategy and management requirements. These principles may be summarized as follows:

    - Align the financial interests of the management team with the Company and its stockholders;

    - Attract, motivate and retain high-caliber individuals necessary to increase total return to stockholders;

    - Provide a total compensation program where a significant portion of pay is linked to individual achievement and short- and long-term Company performance; and

    - Emphasize reward for performance at the individual, team and Company levels.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

    The Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code adopted under the Federal Revenue Reconciliation Act of 1993. Section 162(m) may limit the Company's ability to deduct for United States federal income tax purposes compensation in excess of $1 million paid to the Company's Chief Executive Officer and its four other highest paid executive officers in any one fiscal year, unless compensation is performance based. No executive officer of the Company received any such compensation in excess of this limit during the fiscal year ended January 1, 1999.

    Since the targeted cash compensation of each of the named executive officers is well below the $1 million threshold and the Committee believes that any options granted under the Company's stock option plan will meet the requirement of being performance based under the transition provisions provided in the regulations under Section 162(m), the Committee believes that Section 162(m) will not reduce the tax deduction available to the Company. The Company's policy is to qualify to the extent reasonable its executive officers' compensation for deductibility under applicable tax laws.

COMPENSATION PROGRAM

    The Company's executive compensation program has three major components, all of which are intended to attract, retain and motivate executive officers consistent with the principles set forth above. The Committee considers these components of compensation individually as well as collectively in determining total compensation for executive officers.

    1. BASE SALARY. Each fiscal year the Committee establishes base salaries for individual executive officers based upon (i) industry and peer group surveys, (ii) responsibilities, scope and complexity of each position and (iii) performance judgments as to each individual's past and expected future contributions. The Committee reviews with the Chief Executive Officer and approves, with appropriate modifications, an annual base salary plan for the Company's executive officers other than the Chief Executive Officer. The Committee reviews and fixes the base salary of the Chief Executive Officer based on similar competitive compensation data and the Committee's assessment of his past performance and its expectations as to his future contributions in leading the Company.

    2. ANNUAL CASH (SHORT-TERM) INCENTIVES. Annual cash incentives are established to provide a direct linkage between individual pay and annual corporate performance. Target annual bonus awards are established for executive officer positions based upon industry and peer group surveys and range from 35% to 50% of base salary, with 50% for the chief executive officer position. Each officer who served in an executive capacity during the Last Fiscal Year, including the Chief Executive Officer, received a cash bonus for such service ranging in amount from 21% to approximately 36% of base salary. In establishing bonus amounts, the Committee generally considers the performance of each officer in his or her respective area of accountability, each officer's respective contribution to the success of the Company, the Company's overall performance, and competitive data for similar positions. In establishing bonus awards for the Last Fiscal Year, the Committee also considered the Company's successful product development programs and training programs during the year, as well as financial performance for the Last Fiscal Year. The Compensation Committee establishes corporate and individual objectives for each officer at the beginning of each of the Company's fiscal quarters. The Compensation Committee makes a quarterly determination of the bonus for each officer. The determination is based on set proportions of the corporate and individual objectives, and each officer is rated separately on the attainment of those objectives. Each officer may receive a portion or the full amount of his targeted annual performance based bonus. The bonus award to the Chief Executive Officer for the Last Fiscal Year was approximately 36% of his base salary.

    3. EQUITY BASED INCENTIVE COMPENSATION. Long-term incentives for the Company's employees are provided under the Company's stock option plans. Each fiscal year, the Committee considers the desirability of granting to executive officers long-term incentives in the form of stock options. These option grants are intended to motivate the executive officers to manage the business to improve long-term Company performance and align the financial interests of the management team with the Company and its stockholders. The Committee established the grants of stock options to executive officers in the Last Fiscal Year, based upon a review of proposed individual awards, taking into account each officer's scope of responsibility and specific assignments, strategic and operational goals applicable to the officer, anticipated performance requirements and contributions of the officer and competitive data for similar positions. During the Last Fiscal Year, option awards were granted to the following officers in the following amounts: (1) 175,000 shares of Common Stock to the President and Chief Executive Officer, (2) 225,000 shares of Common Stock to the Executive Vice President and Chief Operating Officer, (3) 100,000 shares of Common Stock to the Vice President, Finance and Administration and Chief Financial Officer, (4) 45,000 shares of Common Stock to the Vice President and Chief Technical Officer, (5) 45,000 shares of Common Stock to the Vice President, Regulatory, Quality and Clinical Research, (6) 180,000 shares of Common Stock to the Vice President, Sales and Marketing, and (7) 135,000 shares of Common Stock to the Vice President, Business Development.

                                          Respectfully submitted,
                                          Robert C. Bellas, Jr.
                                          Thomas C. McConnell
                                          Philip M. Young

    THE FOREGOING COMPENSATION COMMITTEE REPORT SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL" OR TO BE "FILED" WITH THE SEC, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FUTURE FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO SUCH FILING.

                            STOCK PERFORMANCE GRAPH

    The following graph compares the cumulative total return to stockholders of the Company's Common Stock at January 1, 1999 since April 18, 1996 (the date the Company first became subject to the reporting requirements of the Exchange Act) to the cumulative total return over such period of (i) the "Nasdaq Stock Market (U.S.)" index, and (ii) the Hambrecht & Quist "Healthcare Excluding Biotechnology" index. The graph assumes the investment of $100 in the Company's Common Stock and each of such indices (from April 18, 1996) and reflects the change in the market price of the Company's Common Stock relative to the noted indices at quarterly intervals from April 18, 1996 to January 1, 1999 (and not for any interim periods). The performance shown is not necessarily indicative of future price performance.

                COMPARISON OF 32 MONTH CUMULATIVE TOTAL RETURN*
    AMONG CARDIOTHORACIC SYSTEMS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
       AND THE HAMBRECHT & QUIST HEALTHCARE EXCLUDING BIOTECHNOLOGY INDEX EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

              CARDIOTHORACIC SYSTEMS, INC.         NASDAQ STOCK MARKET (U.S.)
4/18/96                                    100                               100
6/96                                        59                               105
9/96                                        91                               108
12/96                                       82                               114
3/97                                        94                               108
6/97                                        62                               127
9/97                                        33                               149
12/97                                       24                               139
3/98                                        29                               163
6/98                                        23                               168
9/98                                        17                               152
12/98                                       31                               196

                   HAMBRECHT & QUIST HEALTHCARE-EXCLUDING BIOTECHNOLOGY

4/18/96                                                                      100

6/96                                                                          98

9/96                                                                         107

12/96                                                                        108

3/97                                                                         103

6/97                                                                         123

9/97                                                                         129

12/97                                                                        129

3/98                                                                         146

6/98                                                                         149

9/98                                                                         132

12/98                                                                        156


    THE INFORMATION CONTAINED IN THE STOCK PERFORMANCE GRAPH SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL" OR TO BE FILED WITH THE SEC, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FUTURE FILING UNDER THE SECURITIES ACT OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO SUCH FILING.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    During the fiscal year ended January 1, 1999, certain of the Company's executive officers were indebted to the Company pursuant to loans made by the Company to such executive officers.

    On December 3, 1996, the Company loaned to Steven M. Van Dick, an officer of the Company, the principal amount of $200,000 for the purchase of a home, with interest to accrue at a rate of 6.31% per annum, due and payable on the earlier of December 31, 2000 or the termination of Mr. Van Dick's employment with the Company. As of March 15, 1999, a total of $230,800 was outstanding on the loan to Mr. Van Dick.

    On August 16, 1996, the Company loaned to Richard M. Ferrari, the Chief Executive Officer of the Company, the principal amount of $750,000 for the purpose of estate planning, secured by 75,000 shares of the Company's Common Stock. The note does not bear interest and is due and payable on the earlier of August 16, 2000 or the termination of Mr. Ferrari's employment with the Company. As of March 15, 1999, a total of $750,000 was outstanding on the loan to Mr. Ferrari.

    All transactions, including any loans from the Company to its officers, directors, principal stockholders or affiliates, have been or will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested members of the Board of Directors or, if required by law, a majority of disinterested stockholders, and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

                                 OTHER MATTERS

    The Company knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares they represent as the Board of Directors may recommend.

    THE COMPANY WILL MAIL WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND A LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO INVESTOR RELATIONS, CARDIOTHORACIC SYSTEMS, INC., 10600 N. TANTAU AVE., CUPERTINO, CALIFORNIA 95014.

                                          THE BOARD OF DIRECTORS

Dated: April 1, 1999

PROXY      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS     PROXY
                          CARDIOTHORACIC SYSTEMS, INC.
                1999 ANNUAL MEETING OF STOCKHOLDERS--MAY 4, 1999

    The undersigned stockholder of CARDIOTHORACIC SYSTEMS, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 1, 1999, and 1998 Annual Report to Stockholders and hereby appoints Richard M. Ferrari, Steven M. Van Dick, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1999 Annual Meeting of Stockholders of CARDIOTHORACIC SYSTEMS, INC. to be held on May 4, 1999 at 2:00 p.m., local time, at the principal executive offices of CARDIOTHORACIC SYSTEMS, INC. located at 10600 N. Tantau Ave., Cupertino, California 95014, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

1.      ELECTION OF CLASS II
        DIRECTOR:
        / /  FOR Thomas C. McConnell                  / /
                     WITHHOLD
2.      AMENDMENT OF THE INCENTIVE STOCK PLAN TO INCREASE THE
        NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER FROM
        2,800,000 TO 3,300,000 SHARES:
                                           / /  FOR             / /  AGAINST             / /  ABSTAIN
        RATIFICATION OF THE APPOINTMENT OF
3.      PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT AUDITORS
        OF THE COMPANY FOR ITS FISCAL YEAR ENDING DECEMBER 31,
        1999:
                                           / /  FOR             / /  AGAINST             / /  ABSTAIN

and, in their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment or adjournments thereof.

    THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF THE CLASS II DIRECTOR, FOR THE AMENDMENT OF THE INCENTIVE STOCK PLAN, FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                                             Dated: _____________________ , 1999
                                             ___________________________________
                                                         (Signature)
                                             ___________________________________
                                                         (Signature)

                                             (This Proxy should be marked, dated
                                             and signed by the stockholder(s)
                                             exactly as his, her or its name
                                             appears hereon, and returned
                                             promptly in the enclosed envelope.
                                             Persons signing in a fiduciary
                                             capacity should so indicate. If
                                             shares are held by joint tenants or
                                             as community property, both should
                                             sign.)